Exhibit 99.1

iMedia Brands Reports Second Quarter Results; Beats Consensus

First Time in Three Quarters - Posts Positive Adjusted EBITDA

MINNEAPOLIS, MN – August 28, 2019 – iMedia Brands, Inc. (NASDAQ: IMBI) today announced results for the second quarter ended August 3, 2019.

Second Quarter 2019 Financial Summary

•	Net sales of $131.5 million, a 12.8% decrease year-over-year and an improvement compared to the 16.0% year-over-year decline in the first quarter
•	Gross margin rate of 36.3%, a 140 basis point decrease year-over-year and an improvement compared to the 28.4% gross margin rate in the first quarter
•	Net loss of $10.2 million, an improvement compared to the $21.0 million net loss in the first quarter
•	Adjusted EBITDA of $0.2 million, an improvement compared to the adjusted EBITDA loss of $8.5 million in the first quarter
•	EPS of ($0.13), an improvement compared to the ($0.31) EPS in the first quarter

Executive Commentary – Tim Peterman, CEO

“We began this turnaround journey in the first month of this quarter, and I’m proud to report we delivered as promised. Specifically, we just arrested a nine-month, $33 million year-over-year decline in adjusted EBITDA. It was a lot of smart, hard work performed by the team in a newly established entrepreneurial culture focused on execution. This is an exciting time for us – I am encouraged about our growth plan and proud of our employees and vendors.”

SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average selling price and EPS)

	Q2 2019 8/3/2019	Q2 2018 8/4/2018	Change		YTD 2019 8/3/2019	YTD 2018 8/4/2018	Change
Net Sales	$131.5	$150.8	(12.8%)		$263.0	$307.3	(14.4%)
Gross Margin %	36.3%	37.7%	(140	bps)	32.3%	36.8%	(450	bps)
Adjusted EBITDA	$0.2	$3.9	(95%)		$(8.3)	$7.2	N/A
Net Income (Loss)	$(10.2)	$(0.0)	N/A		$(31.2)	$(3.0)	(930%)
EPS	$(0.13)	$(0.00)	N/A		$(0.44)	$(0.05)	(780%)
Net Shipped Units (000s)	1,750	2,462	(29%)		3,649	4,934	(26%)
Average Selling Price (ASP)	$68	$55	24%		$65	$56	16%
Return Rate %	19.8%	18.7%	110	bps	20.0%	18.8%	120	bps
Digital Net Sales %	52.8%	52.6%	20	bps	52.8%	52.8%	0	bps
Total Customers - 12 Month Rolling (000s)	1,147	1,255	(9%)		N/A	N/A	N/A
% of Net Merchandise Sales by Category
Jewelry & Watches	48%	40%			46%	40%
Home & Consumer Electronics	19%	21%			19%	22%
Beauty & Wellness	19%	21%			19%	20%
Fashion & Accessories	14%	18%			16%	18%
Total	100%	100%			100%	100%

Second Quarter 2019 Results

•	The top performing category in the quarter was Watches, which increased 18.4% year-over-year
•	Subscription sales increased 17%, reflecting strong loyalty within the Beauty & Wellness category
•	The return rate for the quarter was 19.8%; an increase of 110 basis points year-over-year driven by return rate increases within the Beauty & Wellness and Fashion & Accessories categories
•	Gross margin rate declined 140 basis points year-over-year to 36.3%, reflecting mix pressure from our Fashion & Accessories and Beauty & Wellness categories, as well as rate pressure in Beauty & Wellness
•	Average selling price increased 24% to $68 driven by increases in the Jewelry & Watches and Beauty categories combined with a mix shift into Jewelry & Watches
•	Operating expenses increased 1.8%, or approximately $1.0 million, year-over-year to $57.0 million, reflecting decreases of $4.4 million in Distribution and Selling expenses and $1.0 million in General and Administration expenses that partially offset a $5.5 million increase related to restructuring and executive and management transition costs

Liquidity and Capital Resources

As of August 3, 2019, total unrestricted cash was $21.6 million, compared to $28.7 million at the end of the first quarter of fiscal 2019. The Company also had an additional $5.7 million of unused availability on its revolving credit facility.

Outlook

We expect continued revenue declines in the third and fourth quarters, but at a decreasing year-over-year rate, as we demonstrated in the second quarter compared to the first quarter.  Similarly, we expect continued adjusted EBITDA increases in the third and fourth quarters, but at an increasing year-over-year rate. (1)

Conference Call

As previously announced, a conference call and webcast to discuss the Company's second quarter earnings will be held later this morning at 8:30 a.m. Eastern Time on Wednesday, August 28, 2019:

WEBCAST LINK:	https://event.on24.com/wcc/r/2064641/78A692CC3E2AC6C6D004FBE1815482D0
TELEPHONE:	1-877-407-9039 (domestic) or 1-201-689-8470 (international)

Please visit www.imediabrands.com for more investor information.

Upcoming Investor Conferences

8th Annual Gateway Conference

iMedia Brands, Inc. has been invited to present at the 8th Annual Gateway Conference, which is being held September 4-5, 2019 at the Four Seasons Hotel in San Francisco, CA. Management is scheduled to present on Thursday, September 5 at 2:00 p.m. Pacific Time, with one-on-one meetings to be held on the same day. The presentation will be webcast live and available for replay on our IR website.

To receive additional information, request an invitation or to schedule a one-on-one meeting, please email conference@gatewayir.com.

D.A. Davidson 18th Annual Fast Connections Technology Conference

iMedia Brands, Inc. has been invited to attend the 18th Annual Technology Conference, which is being held September 4, 2019 at the Roosevelt Hotel in New York, NY. Management will participate in one-on-one meetings at the conference.

To receive additional information, request an invitation or to schedule a one-on-one meeting, please email afigone@dadco.com.

About iMedia Brands, Inc.

iMedia Brands, Inc. (NASDAQ: IMBI) is a global interactive media company that manages a growing portfolio of niche, lifestyle television networks and web service businesses, primarily in North America, for both English speaking and soon Spanish speaking audiences and customers. Its brand portfolio spans multiple business models and product categories and includes ShopHQ, iMedia Web Services and soon to be launched Bulldog Shopping Network and LaVenta Shopping Network.

Please visit www.imediabrands.com for more investor information.

Contacts:

Media:
Elizabeth Buhn
press@imediabrands.com

(952) 943-6646

Investors:
Michael Porter
mporter@imediabrands.com
(952) 943-6517

(1)	In accordance with SEC Guidance for Item 10(e)(1)(i)(A) of Regulation S-K, the Company has not provided a reconciliation of expected Adjusted EBITDA to expected net income in this press release due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which certain GAAP to non-GAAP adjustments may be recognized. These adjustments may include the impact of such items as loss on debt extinguishment, gain on sale of assets, executive and management transition costs, inventory impairments outside of normal course business, business development and expansion costs, restructuring costs, rebranding costs, the effect of other certain one-time items and the income tax effect of such items. The Company is unable to quantify these types of adjustments that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such a reconciliation would imply a degree of precision on inherently unpredictable events in its outlook that could be confusing to investors.

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	August 3,	February 2,
	2019	2019
	(Unaudited)
ASSETS
Current assets:
Cash	$21,619	$20,485
Restricted cash equivalents	450	450
Accounts receivable, net	70,269	81,763
Inventories	62,409	65,272
Prepaid expenses and other	9,154	9,053
Total current assets	163,901	177,023
Property and equipment, net	49,294	51,118
Other assets	2,087	1,846
Total Assets	$215,282	$229,987

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$62,457	$56,157
Accrued liabilities	40,499	37,374
Current portion of long term credit facility	2,488	2,488
Current portion of operating lease liabilities	907	-
Deferred revenue	35	35
Total current liabilities	106,386	96,054

Other long term liabilities	264	50
Long term credit facilities	67,594	68,932
Total liabilities	174,244	165,036

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock, $.01 par value, 99,600,000 shares authorized;
76,769,354 and 67,919,349 shares issued and outstanding	768	679
Additional paid-in capital	449,362	442,197
Accumulated deficit	(409,092)	(377,925)
Total shareholders' equity	41,038	64,951
Total Liabilities and Shareholders' Equity	$215,282	$229,987

 iMEDIA BRANDS, INC.

 AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

 (In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Six-Month Periods Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018
Net sales	$131,503	$150,799	$263,024	$307,304
Cost of sales	83,777	93,929	178,005	194,179
Gross profit	47,726	56,870	85,019	113,125
Margin %	36.3%	37.7%	32.3%	36.8%
Operating expense:
Distribution and selling	43,521	47,958	90,385	96,845
General and administrative	5,532	6,521	12,401	13,240
Depreciation and amortization	2,502	1,522	4,181	3,094
Restructuring costs	5,165	-	5,165	-
Executive and management transition costs	310	-	2,341	1,024
Total operating expense	57,030	56,001	114,473	114,203
Operating (loss) income	(9,304)	869	(29,454)	(1,078)

Other income (expense):
Interest income	6	9	11	16
Interest expense	(864)	(898)	(1,694)	(1,924)
Total other expense	(858)	(889)	(1,683)	(1,908)

Loss before income taxes	(10,162)	(20)	(31,137)	(2,986)

Income tax provision	(15)	(20)	(30)	(40)

Net loss	$(10,177)	$(40)	$(31,167)	$(3,026)

Net loss per common share	$(0.13)	$(0.00)	$(0.44)	$(0.05)

Net loss per common share
---assuming dilution	$(0.13)	$(0.00)	$(0.44)	$(0.05)

Weighted average number of
common shares outstanding:
Basic	75,502,646	66,009,117	71,410,554	65,685,034
Diluted	75,502,646	66,009,117	71,410,554	65,685,034

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Periods Ended		For the Six-Month Periods Ended
	August 3,	August 4,	August 3,	August 4,
	2019	2018	2019	2018
Net loss	$(10,177)	$(40)	$(31,167)	$(3,026)
Adjustments:
Depreciation and amortization	3,511	2,515	6,140	5,135
Interest income	(6)	(9)	(11)	(16)
Interest expense	864	898	1,694	1,924
Income taxes	15	20	30	40
EBITDA (as defined)	$(5,793)	$3,384	$(23,314)	$4,057

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(5,793)	$3,384	$(23,314)	$4,057
Adjustments:
Restructuring costs	5,165	-	5,165	-
Executive and management transition costs	310	-	2,341	1,024
Rebranding costs	238	-	238	-
Inventory Impairment write-down	-	-	6,050	-
Contract termination costs	-	-	-	753
Non-cash share-based compensation expense	291	538	1,257	1,358
Adjusted EBITDA	$211	$3,922	$(8,263)	$7,192

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; rebranding costs; non-cash impairment charges and write downs; business development and expansion costs; loss on debt extinguishment; contract termination costs; gain on sale of television station and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding rebranding, savings from cost reductions, expected changes in the merchandise mix and its impact, plans for Shop Bulldog and LaVenta, expected advantages to pursue restructuring and operational changes, guidance, industry prospects, the Company’s strategic alternatives process and any potential outcome from that process or future results of operations or financial position are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.